                         CERTIFICATE OF INCORPORATION

                                      OF

                               SUPRAMEDICS, INC.


          1.   The name of the corporation is Supramedics, Inc.

          2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is Five Hundred Thousand (500,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Five Hundred Thousand Dollars ($500,000).

          5.   The name and mailing address of the incorporator is as follows:

          Name                          Mailing Address
          ----                          ---------------

Douglas K. Eyberg                       1100 Esperson Building
                                        Houston, Texas 77002

          6. The name and mailing address of the person who is to serve as sole director of the Corporation until the first annual meeting of stockholders or until his successor(s) is elected and qualifies is:

          Name                          Mailing Address
          ----                          ---------------

Phillip R. Beutel                       P. O. Box 8
                                        Lake Jackson, Texas 77566

          7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

          8. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

          9. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

          10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 18th day of June, 1980.


                                                       /s/ Douglas K. Eyberg
                                                   ---------------------------
                                                           Douglas K. Eyberg
THE STATE OF TEXAS  )
                    )
COUNTY OF HARRIS    )

          I, MARTHA F. FARISH, a notary public, do hereby certify that on this 18th day of JUNE, 1980, personally appeared before me, Douglas K. Eyberg, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements contained therein are true.

                                                       /s/ Martha F. Farish
                                                  ------------------------------
                                                       Notary  Public in and for
                                                            Harris County, Texas

                               MARTHA F. FARISH
                     Notary Public in Harris County, Texas
                        My Commission Expires 8/30 1981

                           CERTIFICATE OF AMENDMENT

                                      TO

                         CERTIFICATE OF INCORPORATION

                                   * * * * *

     Supramedics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:    That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

          Change of Name
          --------------

          RESOLVED, that article 1 of the certificate of incorporation of the Company is hereby amended to read in its entirety as follows:

          "1.  The name of the corporation is Cardiac Control Systems, Inc."

          FURTHER RESOLVED, that the president and secretary are hereby authorized and directed to prepare and file with the Secretary of State of Delaware and other appropriate governmental officials an amendment of the Company's certificate of incorporation and such other documents or instruments as they shall deem necessary or desirable in order to effect the intention of the foregoing resolution.

          Change of Capitalization
          ------------------------

          RESOLVED, that article 4 of the certificate of incorporation is hereby amended to read in its entirety as follows:

               "4. The total number of shares of stock which the corporation shall have authority to issue is five million shares (5,000,000) and the par value of each of such shares is ten cents ($0.10) amounting in the aggregate to five hundred thousand dollars ($500,000)."

          FURTHER RESOLVED, that the president and secretary are hereby authorized and directed to prepare and file with the Secretary of State of Delaware and other appropriate governmental officials an amendment of the Company's certificate of incorporation and such other documents or instruments as they shall deem necessary or desirable in order to effectuate the intention of the foregoing resolution.

          RESOLVED FURTHER, that each share of common stock, par value $1.00 per share, outstanding immediately prior to the effectiveness of the amendment contemplated by the foregoing resolution will by reason thereof automatically be converted, without any further action by the corporation or the holder thereof, into ten shares of common stock, par value $.10 per share.

          RESOLVED FURTHER, that these resolutions are to be broadly construed so as to authorize and effect the amendment and other matters contemplated by them, and that if any change of language herein is requested by any official of the State of Delaware as a condition to filing the instruments effecting the amendment contemplated hereby, such changed language is for all purposes hereby adopted and ratified.

     SECOND:   That in lieu of a meeting and vote of stockholders, the
stockholders have given unanimous written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD:    That the foregoing amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Supramedics, Inc. has caused this Certificate of Amendment to be signed by Phillip R. Beutel, its President, and attested by Barbara Dishongh, its Secretary, this 28 day of August, 1980.

                                        SUPRAMEDICS, INC.
[Seal]
                                        By  /s/ Phillip R. Beutel
                                          --------------------------------------
                                          Phillip R. Beutel, President

ATTEST

By /s/ Barbara Dishongh,
  ----------------------------
  Barbara Dishongh, Secretary

THE STATE OF TEXAS      )
                        )
THE COUNTY OF HARRIS    )

     Be it remembered that on this 28th day of August, 1980, personally appeared before me, a Notary Public in and for the County and State aforesaid, Phillip R. Beutel, President of Supramedics, Inc., a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged on oath the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by Secretary of said corporation is the common or corporate seal of said corporation.

     In witness whereof, I have hereunto set my hand and seal of office the day and year aforesaid.

                                          /s/ Walter M. Fugman
                                          ------------------------------
                                          Notary Public in and for
                                          Harris County, TEXAS

                                          Walter M. Fugman
                                          Notary Public, Brazoria County, Texas
                                          My Commission Expires 11/20/81

                           CERTIFICATE OF AMENDMENT

                                      TO

                         CERTIFICATE OF INCORPORATION

                                   * * * * *

     Cardiac Control Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     Change of Capitalization.
     ------------------------

     RESOLVED, that article 4 of the certificate of incorporation is hereby amended to read in its entirety as follows:

          "4. The aggregate number of shares of all classes of stock which the corporation will have authority to issue is 6,000,000 shares, of which 5,000,000 will be shares of common stock, par value $.10 per share ("Common Stock"), and 1,000,000 will be shares of preferred stock, par value $1.00 per share ("Preferred Stock").

               The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions, of Common Stock and Preferred Stock are as follows:

     Common Stock.
     ------------

          4.1  Dividend rights. Subject to provisions of law and the preference
               ---------------
     of Preferred Stock and of any other stock ranking prior to Common Stock as to dividends, the holders of Common Stock will be entitled to receive dividends when, as and if declared by the board of directors.

          4.2  Voting rights. Except as provided by law and pursuant to this
               -------------
     Article Four, the holders of Common Stock will have one vote for each share on each matter submitted to a vote of the stockholders of the corporation. Except as otherwise provided by law, by the certificate of incorporation or by resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of Common Stock will have sole voting power.

          4.3  Liquidation rights. In the event of any liquidation, dissolution
               ------------------
     or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and the preferential amounts to which the holders of any stock ranking prior to Common Stock in the distribution of assets are entitled upon liquidation, the holders of Common Stock and the holders of any other stock ranking on a parity with Common Stock in the distribution of assets upon liquidation will be entitled to share in the remaining assets of the corporation according to their respective interests.

     Preferred Stock
     ---------------

          4.4  Authority of the Board of Directors to issue in series. Preferred
               ------------------------------------------------------
     stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock will be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the board of directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by law, including, but not limited to, the following:

          (a) The number of shares of such series, which may subsequently be increased, except as otherwise provided by the resolution or resolutions of the board of directors providing for the issue of such series, or decreased, to a number not less than the number of shares then outstanding, by resolution or resolutions of the board of directors, and the distinctive designation thereof;

          (b) The dividend rights of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any, to which shares of such series will be entitled to participate in dividends with shares of any other series or class of stock, whether dividends on shares of such series will be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends;

          (c) The rights of such series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation and the extent, if any, to which shares of any such series will be entitled to participate in such event with any other series or class of stock;

          (d) The time or times during which, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

          (e) The terms of any purchase, retirement or sinking fund which may be provided for the shares of such series.

          (f) The terms and conditions, if any, upon which the shares of such series will be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, to the full extent now or hereafter permitted by law;

          (g) The voting powers, if any, of such series in addition to the voting powers provided by law.

          4.5  Limitation on dividends. No holders of any series of Preferred
               -----------------------
     Stock will be entitled to receive any dividends thereon other than those specifically provided for by the certificate of incorporation or the resolution or resolutions of the board of directors providing for the issue of such series of Preferred Stock, nor will any accumulated dividends on Preferred Stock bear any interest.

          4.6  Limitation on liquidation distributions. In the event of any
               ---------------------------------------
     liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series will be entitled to receive only such amount or amounts as will have been fixed by the certificate of incorporation or by the resolution or resolutions of the board of directors providing for the issue of such series.

     A consolidation or merger of the corporation with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the corporation will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up, within the meaning of this Article Four."

     RESOLVED FURTHER, that the president and secretary are hereby authorized and directed to prepare and file with the Secretary of State of Delaware and other appropriate governmental officials an amendment of the Company's certificate of incorporation and such other documents or instruments as they shall deem necessary or desirable in order to effectuate the intention of the foregoing resolution.

     RESOLVED FURTHER, that these resolutions are to be broadly construed so as to authorize and effect the amendment and other matters contemplated by them, and that if any change of language herein is requested by any official of the State of Delaware as a condition to filing the instruments effecting the amendment contemplated hereby, such changed language is for all purposes hereby adopted and ratified.

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the foregoing amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Cardiac Control Systems, Inc. has caused this Certificate of Amendment to be signed by Phillip R. Beutel, its President, and attested by Simon Fuger, its Secretary, this 7 day of November, 1980.

                                        CARDIAC CONTROL SYSTEMS, INC.
[SEAL]
                                        By   /s/ Phillip R. Beutel
                                             -----------------------------------
                                             Phillip R. Beutel, President

ATTEST

By  /s/ Simon Fuger
  -----------------------------
  Simon Fuger, Secretary

THE STATE OF TEXAS      )
                        )
THE COUNTY OF BRAZORIA  )

     Be it remembered that on this 7 day of November, 1980, personally appeared before me, a Notary Public in and for the County and State aforesaid, Phillip R. Beutel, President of Cardiac Control Systems, Inc., a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged on oath the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by Secretary of said corporation is the common or corporate seal of said corporation.

     In witness whereof, I have hereunto set my hand and seal of office the day and year aforesaid.

                                          /s/ Barbara Dishongh
                                          ------------------------------------
                                             Notary Public in and for


                                             BARBARA DISHONGH
                                          Notary Public, Brazeria County, Texas
                                          Commission Expires 11-20-81
                                                             ---------

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION

     Cardiac Control Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the board of directors of said corporation, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                                  RESOLUTION
                                  ----------

               RESOLVED, that in order to eliminate the authorized 1,000,000 shares of preferred stock, par value $1.00 per share, of the Corporation, Article 4 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:


                    "4.  The total number of shares of stock which the
               corporation will have authority to issue is Five
               Million (5,000,000) shares of common stock, par value $.10 per share ("Common Stock").


                         The designations and the powers, preferences
               and rights, and the qualifications, limitations, or restrictions of the Common Stock are as follows:

                    4.1  Dividend rights. Subject to provisions of law
                         ---------------
               and the preference of any stock ranking prior to the Common Stock as to dividends, the holders of Common Stock will be entitled to receive dividends when, as and if declared by the board of directors.

                    4.2  Voting rights. Except as provided by law and
                         -------------
               pursuant to this Article Four, the holders of Common Stock will have one vote for each share on each matter submitted to a vote of the stockholders of the corporation. Except as otherwise provided by law or by the certificate of incorporation, the holders of Common Stock will have sole voting power.

                    4.3  Liquidation rights. In the event of any
                         ------------------
               Liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts or liabilities of the corporation and the preferential amounts to which the holders of any stock ranking prior to Common Stock in the distribution of assets are entitled upon Liquidation, the holders of Common Stock and the holders of any other stock ranking on a parity with Common Stock in the distribution of assets upon liquidation will be entitled to share in the remaining assets of the corporation according to their respective interests."

          SECOND: That the foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware at a Special Shareholders' Meeting held in accordance with Section 222 of the General Corporation Law of the State of Delaware on January 18, 1983.

     IN WITNESS WHEREOF, Cardiac Control Systems, Inc. has caused this Certificate of Amendment to be signed by Charles J. Del Marco, D.O., its President, and attested by Simon J. Fuger, its Secretary, this 19th day of January, 1983.

                                        CARDIAC CONTROL SYSTEMS, INC.

(CORPORATE SEAL)


ATTEST:                                 By  /s/ Charles J. Del Marco, D.O.
                                           -------------------------------
                                           Charles J. Del Marco, D.O.,
                                           President
By  /s/ Simon Fuger
   ------------------------------
   Simon J. Fuger, Secretary



STATE OF FLORIDA         )
                         )
COUNTY OF VOLUSIA        )


     BEFORE ME, the undersigned authority, personally appeared CHARLES J. DEL MARCO, D.O., and SIMON J. FUGER, the President and Secretary of Cardiac Control Systems, Inc., a corporation of the State of Delaware, respectively, and they duly executed said certificate before me and acknowledged on oath the said certificate to be their own act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the secretary of the corporation is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I hereunder set my hand and official seal of office the day and year aforesaid.


(NOTARIAL SEAL)                  /s/ Diane E. Burke
                                 ----------------------------------------
                                 Notary Public

                                 My Commission Expires:

                                    NOTARY PUBLIC STATE OF FLORIDA
                                    MY COMMISSION EXPIRES MAR 10 1986
                                    BONDED THRU GENERAL INS. UNDERWRITERS

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION

     Cardiac Control Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the board of directors of said corporation adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                                  RESOLUTION
                                  ----------

               RESOLVED, that in order to increase the authorized number of shares of common stock, par value $0.10 per share, of the Corporation from the presently authorized five million shares to ten million shares, the first paragraph of Section 4. of Article 4 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                    "4. The total number of shares of stock which the
               corporation will have the authority to issue is ten million (10,000,000) shares of common stock, par value $0.10 per share ("Common Stock").

          SECOND: That the foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware at the Annual Shareholders' Meeting held in accordance with Section 222 of the General Corporation Law of the State of Delaware on July 9, 1983.

     IN WITNESS WHEREOF, Cardiac Control Systems, Inc., has caused this Certificate of Amendment to be signed by Charles J. Del Marco, D.O., its President, and attested by Simon J. Fuger, its Secretary, this 5th day of August, 1983.

                                             CARDIAC CONTROL SYSTEMS, INC.


(CORPORATE SEAL)                             By: /s/ Charles J. Del Marco
                                                --------------------------------
     ATTEST:                                    Charles J. Del Marco, D.O.,
                                                President


By:  /s/ Simon J. Fuger
   ------------------------------
   Simon J. Fuger, Secretary

STATE OF FLORIDA

CITY OF FLAGLER


     BEFORE ME, the undersigned authority, personally appeared CHARLES J. DEL MARCO, D.O., and SIMON J. FUGER, the President and Secretary of Cardiac Control Systems, Inc., a corporation of the State of Delaware, respectively, and they duly executed said certificate before me and acknowledged on oath the said certificate to be their own act and deed and the act and deed of said corporation and the facts attested therein are true; and that the seal affixed to said certificate and attested by the secretary of the corporation is the corporate seal of said corporation.
     IN WITNESS WHEREOF, I hereunder set my hand and official seal of office the day and year aforesaid.


                                  /s/ Diane E. Burke
                                  ------------------------------------
(NOTARIAL SEAL)                   Notary Public


                                  My Commission Expires:

                                        NOTARY PUBLIC STATE OF FLORIDA
                                        MY COMMISSION EXPIRES MAR 10 1986
                                        BONDED THRU GENERAL INS. UNDERWRITERS

                         CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION

                       OF CARDIAC CONTROL SYSTEMS, INC.

     Cardiac Control Systems, Inc., a corporation organized and existing under and by Virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of the corporation be amended by adding the article thereof numbered "11" so that, as amended, said article shall be and read as follows:

          "11. No Director shall be personally liable to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the corporation or its shareholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article Eleven nor the adoption of any provision of the certificate of incorporation inconsistent with this Article Eleven, shall eliminate or reduce the effect of this
          Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Eleven would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision."

     SECOND: That thereafter, on August 26, 1987, the annual meeting of the stockholders was duly called and held, upon notice in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by the statute were voted in favor of the amendment.

     THIRD: That the aforesaid Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation will not be reduced under or by said amendment.

     FIFTH: That said amendment shall become effective as of 12:01 a.m., January 1, 1988.

     IN WITNESS WHEREOF, said corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by C. J. Del Marco, its president and Simon J. Fuger, its secretary, this 17th day of December, 1987.


(Corporate Seal)
                                             By: /s/ C. J. Del Marco
                                                -----------------------------
                                                C. J. DEL MARCO, PRESIDENT
Attest:


/s/ Simon Fuger
--------------------------------
SIMON J. FUGER, SECRETARY


STATE OF FLORIDA
COUNTY OF VOLUSIA

     BEFORE ME, the undersigned authority, personally appeared C. J. Del Marco and Simon J. Fuger, the President and Secretary of Cardiac Control Systems, Inc., a Delaware corporation, respectively, and they duly executed said Certificate before me and acknowledged on oath the said Certificate to be their own act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said Certificate and attested by the Secretary of the corporation is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I hereunder set my hand and official seal of office the day and year aforesaid.


(NOTARIAL SEAL)                     /s/ Cheryl J Sears
                                    -----------------------------------------
                                    NOTARY PUBLIC

                                    My Commissioner Expires:
                                       Notary Public State of Florida
                                       My commission expires Apr. 5, 1991
                                       Bonded by ??? Surety Company

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/20/1990
900525143 - 894478

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION

     Cardiac Control Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY CERTIFY:

     FIRST: That the board of directors of said corporation adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:


                                  RESOLUTION
                                  ----------

          RESOLVED, that in order to increase the authorized number of shares of common stock, par value $0.10 per share, of the Corporation from the presently authorized ten million shares to fifteen million shares, the first paragraph of
          Section 4, of Article 4 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

               1. The total number of shares of stock which the corporation will have the authority to issue is fifteen million (15,000,000) shares of common stock, par value $0.10 per share ("Common Stock").

     SECOND: That the foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware at the Annual Shareholders' Meeting held in accordance with Section 222 of the General Corporation Law of the State of Delaware on September 27, 1989.

     IN WITNESS WHEREOF, Cardiac Control Systems, Inc., has caused this certificate of Amendment to be signed and attested by Simon J. Fuger, its President and Secretary, this 30th day of November, 1989.

                                             CARDIAC CONTROL SYSTEMS, INC.

(CORPORATE SEAL)                             BY: /s/ Simon J. Fuger
                                                -----------------------------
                                                Simon J. Fuger, President

     ATTEST:


BY: /s/ Simon J. Fuger
    ---------------------------
    Simon J. Fuger
    Secretary

STATE OF FLORIDA

COUNTY OF FLAGLER


     BEFORE ME, the undersigned authority, personally appeared Simon J. Fuger, the President and Secretary of Cardiac Control Systems, Inc., a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged on oath the said certificate to be his own act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the secretary of the corporation is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I hereunder set my hand and official seal of office the day and year aforesaid.



(NOTARIAL SEAL)                         /s/ Carolyn J. Wilson
                                        -----------------------------------
                                        Notary Public

                                        My Commission Expires: Notary Public
                                                       State of Florida at Large
                                                          Expires Dec. 14, 1991

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                         CARDIAC CONTROL SYSTEMS, INC.


     CARDIAC CONTROL SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:    That the Board of Directors of said corporation adopted
resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that in order to increase the authorized number of shares of common stock, par value $0.10 per share of the Corporation from the presently authorized fifteen million shares to thirty million shares, the first paragraph of Section 4 of Article 4 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

               "4. The total number of shares of stock which the corporation shall have authority to issue is Thirty Million (30,000,000) shares of common stock, par value of $0.10 per share ("Common Stock")."

     SECOND:   That the foregoing amendment was duly adopted in accordance with
Section 242 of General Corporation Law of the State of Delaware at the Annual Shareholders' Meeting held in accordance with Section 222 of the General Corporation Law of the State of Delaware on September 30, 1992.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by the undersigned authorized officers this 5th day of October, 1994.

                                        CARDIAC CONTROL SYSTEMS, INC.

                                        By: /s/ Robert R. Brownlee
                                           ------------------------------------
                                           Robert R. Brownlee
                                           Vice President
Attest:

/s/ Robert R. Brownlee
-------------------------------
Secretary

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